Exhibit 10.3

ELECTRIC CITY CORP.

SECURITY AGREEMENT

To:	Laurus Master Fund, Ltd.
c/o Onshore Corporate Services, Ltd.
P.O. Box 1234 G.T
Queensgate House
South Church Street
Grand Cayman, Cayman Islands

Gentlemen:

1.             To secure the payment of all Obligations (as hereafter defined), we hereby grant to you a continuing security interest in all of the following property now owned or at any time hereafter acquired by us, or in which we now have or at any time in the future may acquire any right, title or interest (the “Collateral”): all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates, but not own intellectual property), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks and tradestyles in which we now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.   In the event we wish to finance the acquisition of any hereafter acquired equipment and have obtained a commitment from a financing source to finance such equipment from an unrelated  third party, you agree to release your security interest on such hereafter acquired equipment so financed by such third party financing source.

2.             The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by (a) us to you hereunder and under the Convertible Term Note dated as of the date hereof made by us in favor of you in the original principal amount of $1,000,000, as amended, modified and supplemented from time to time or otherwise (as amended, modified and supplemented from time to time, the “Note”).

3.             We hereby represent, warrant and covenant to you that: (a) we are a company validly existing, in good standing and formed under the laws of the State of Delaware  and we will provide you thirty (30) days’ prior written notice of any change in our state of formation; (b) our legal name is Electric City Corp., as set forth in our Certificate of Incorporation as amended through the date hereof; (c) we are the lawful owner of the Collateral and have the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities; (d) we will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), other than Permitted Encumbrances (as hereinafter defined), except to the extent said Encumbrance does not secure indebtedness in excess of $100,000 and such Encumbrance is removed or otherwise released within 10 days of the creation thereof; (e) we will at our own cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in our business; (f) we will not without your prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Collateral which is subject to your first priority security interest or are used to repay Obligations or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to you to be held as cash collateral for the Obligations;  (g) we will insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify in amounts and under policies by insurers acceptable to you and all premiums thereon shall be paid by us and the policies delivered to you.  If we fail to do so, you may procure such insurance and the cost thereof shall constitute Obligations; (h) we will at all reasonable times allow you or your representatives free access to and the right of inspection of the Collateral; (i) we hereby indemnify and save you harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that you may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Agreement or in the prosecution or defense of any action or proceeding either against you or us concerning any matter growing out of or in connection with this Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by your own gross negligence or willful misconduct; (j) with respect to all accounts arising out of contracts between us and the United States of America, or any state, or any department, agency or instrumentality of any of them (each, a “Government Contract”), we will so notify you in writing and comply with any governmental notice or approval requirements, including, without limitation, compliance with the Federal Assignment of Claims Act, (k) each account shall conform to the following criteria: (i) shipment of the merchandise or rendition of services has been completed, (ii) merchandise or services shall not have been rejected or disputed by the account debtor and there shall not have been asserted any offset, defense or counterclaim (other than any such rejections, disputes, offsets, defenses or counterclaims which in the aggregate do not at any time exceed $100,000 (iii) the proceeds of such account shall be remitted by the applicable account debtor to and be on deposit in the Pledged Account (as hereafter defined) within forty (40) days from invoice date, and (iv) is a good and valid account representing an undisputed bona fide indebtedness incurred by the account debtor liable therefor, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by us, or work, labor and/or services rendered by us, as applicable; (l) we shall have no access to any funds on deposit in any Pledged Account (as hereafter defined), except to the extent expressly set forth in the Control Agreement (as hereafter defined) and the Control Agreement (as hereafter defined) and we shall comply with the terms and provisions of the Control Agreement (as hereafter defined.  For purposes hereof, the following terms shall have the following meanings:  (1)“Control Agreement” shall mean the Multi Party Blocked Account Agreement  dated as of the date hereof among us, you and American Chartered Bank, as amended, modified and supplemented from time to time, (2) “Pledged Accounts” shall have the meaning set forth on Schedule A to the Control Agreement, and (3) “Permitted Encumbrances” means “Permitted Liens” as such term is defined in that certain other Security Agreement dated as of September 11, 2003 between Electric City Corp. and Laurus Master Fund, Ltd.

4.             Following the occurrence and during the continuance of an Event of Default, you shall have the right to instruct all of our account debtors to remit payments on all accounts in accordance with your express written instructions:  provided, however, the account debtor liable under the Government Contract shall be instructed on or prior to the date hereof to remit payments on all accounts arising under the Government Contract to Collateral Account Number                       in our name at American Chartered Bank (the “Pledged Account”).  With respect to accounts arising from the Government Contract, we shall execute all such documentation as you shall require so as to comply with the Federal Assignment of Claims Act and to instruct the governmental agency party to the Government Contract to remit all accounts arising thereunder to the Pledged Account or such other address and/or deposit account as you shall direct in writing.  If, despite such instructions, we shall receive any payments with respect to accounts, we shall receive such payments in trust for your benefit, shall segregate such payments from our other funds and shall deliver or cause to be deposited in the Pledged Account or delivered to you, in the same form as so received with all necessary endorsements, all such payments as soon as practicable, but in no event later than two (2) business days after our receipt thereof.

You shall have full power and authority to collect each account, through legal action or otherwise, and may settle, compromise, or assign (in whole or in part) the claim for any account, or otherwise exercise any other right now existing or hereafter arising with respect to any account if such action will facilitate collection.

5.             We shall be in default under this Agreement upon the happening of any of the following events or conditions, each such event or condition an “Event of Default” (a) we shall fail to pay when due or punctually perform any of the Obligations; (b) any covenant, warranty, representation or statement made or furnished to you by us or on our behalf was false in any material respect when made or furnished; (c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon  except to the extent said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within  10 days  of the creation or the assertion thereof; (d) we shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property; (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against us and if commenced against us shall not be dismissed within 30 days; (f) we shall repudiate, purport to revoke or fail to perform any of our obligations under the Note; or (g) an Event of Default shall have occurred under and as defined in the Note.

6.             Upon the occurrence of any Event of Default and at any time thereafter, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law.  Upon the occurrence of any Event of Default and at any time thereafter, you will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire.  Upon your request, we shall assemble the Collateral and make it available to you at a place designated by you.  If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on your records for us.  Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and we shall be liable for any deficiency.

7.             If we default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to us, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law or, at your option, debited by you from the Pledged Account.

8.             We appoint you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in our behalf and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; to file financing statements against us covering the Collateral; to sign our name on public records; and to do all other things you deem necessary to carry out this Agreement.  We hereby ratify and approve all acts of the attorney and neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct.  This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

9.             No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion.  Your books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.  You shall have the right to enforce any one or more of the remedies available to you, successively, alternately or concurrently.  We agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the Collateral.

10.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally.  All of the rights, remedies, options, privileges and elections given to you hereunder shall enure to the benefit of your successors and assigns.  The term “you” as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall enure to the benefit of and shall bind the representatives, successors and assigns of each of us and them.  You and we hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and we agree not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection you or we may have as to the bringing or maintaining of such action with any such court.

11.           All notices from you to us shall be sufficiently given if mailed or delivered to us at our address set forth below.

Very truly yours,

ELECTRIC CITY CORP.

		By:	/s/ John Mitola
		Name:	John Mitola
		Title:	Chief Executive Officer

		Address:	1280 Landmeier Road
Elk Grove Village, Illinois 60007

Dated as of: September 11, 2003

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Partner